EXHIBIT 23.1

CONSENT OF INDEPENDENT ACCOUNTANTS

      We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-44934, 333-85058, 333-99793) and Form S-3 (Nos. 333-85694, 333-88608, 333-99697) of Proxim Corporation of our report dated January 24, 2003, except for Note 20, as to which the date is March 17, 2003, and except for Note 2, as to which the date is August 22, 2003, appearing on this Current Report on Form 8-K.

/s/ PRICEWATERHOUSECOOPERS LLP

San Jose, California

August 22, 2003